For  the  semi-annual period ended (a) June  30,
2000
File number (c) 811-7215



                          SUB-ITEM 77C
      Submission of Matters to a Vote of Security Holders


     An  Annual Meeting of Stockholders was held
on   April  19,  2000.   At  such  meeting   the
stockholders amended the investment objective of
the  Fund and approved amendments to the  Fund's
fundamental investment restrictions relating  to
a)  borrowing transactions, b) making  of  loans
and   c)  investments  in  securities  of  other
investment companies.



     a)     Change   in  the  Fund's  Investment
     Objective

          Affirmative     Negative     Abstain
           Votes Cast    Votes Cast     Votes
           10,558,705     427,808       657,433

     b)      Approval   of   Fund's   Investment
     Restrictions

          Affirmative    Negative       Shares
              Votes    Cast        Votes    Cast
Abstained
          (a)10,534,515  395,703        713,728
          (b)10,425,045  496,403        721,498
          (c)10,521,125  415,037        717,784